UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

L-1 IDENTITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33002	02-08087887
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(203) 504-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers.

On October 27, 2008, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), completed an annual salary review of the Company’s executive officers, including among others Robert V. LaPenta, the Chairman, President and Chief Executive Officer of the Company, James DePalma, Executive Vice President, Chief Financial Officer and Treasurer of the Company, Mark S. Molina, Executive Vice President, Chief Legal Officer and Secretary of the Company, and Joseph Paresi, Executive Vice President and Chief Marketing Officer of the Company. The Compensation Committee recommended, and the Board of Directors approved on October 28, 2008, an increase in the annual base salary of Mr. LaPenta from $750,000 to $785,000, the annual base salary of Mr. DePalma from $375,000 to $395,000, the annual base salary of Mr. Molina from $325,000 to $345,000, and the annual base salary of Mr. Paresi from $325,000 to $335,000, each with effect from August 29, 2008. The Compensation Committee recommended, and the Board also approved, the delivery of four thousand seven hundred and fifty-six (4, 756) shares of common stock to Mr. LaPenta, based on a closing price of $7.36 on October 28, 2008, in satisfaction of his annual salary increase of $35,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2008

L-1 IDENTITY SOLUTIONS, INC.
By:	/s/ Mark S. Molina
Mark S. Molina
Executive Vice President, Chief Legal Officer and Secretary